SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.----)

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ENERGY EXPLORATION TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENERGY EXPLORATION TECHNOLOGIES INC.

ANNUAL GENERAL MEETING

OF SHAREHOLDERS

TO BE HELD ON JUNE 24, 2004

NOTICE OF MEETING

AND MANAGEMENT PROXY STATEMENT

THIS NOTICE OF MEETING AND MANAGEMENT PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF ENERGY EXPLORATION TECHNOLOGIES INC. OF PROXIES TO BE VOTED AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 24, 2004.

This Proxy Statement and form of Proxy will be first sent to the shareholders of Energy Exploration Technologies Inc. on approximately May 24, 2004

TO BE HELD AT:

Conference Room

3rd Floor

840 7th Avenue SW

Calgary, AB

10:30am (Mountain Daylight Time)

ENERGY EXPLORATION TECHNOLOGIES INC.

Suite 700

840 7th Avenue SW

Calgary, Alberta

T2P 3G2

NOTICE OF AN ANNUAL GENERAL MEETING OF COMMON

SHAREHOLDERS OF ENERGY EXPLORATION TECHNOLOGIES INC.

NOTICE IS HEREBY GIVEN THAT an Annual General  Meeting (the "Meeting") of holders of common shares of Energy Exploration Technologies Inc. (the "Corporation"or "NXT") will be held at the 840 7th Avenue SW, 3rd Floor Conference Room, Calgary, Alberta, T2P 3G2 at 10:30 a.m. (Mountain Daylight time), on Thursday, June 24, 2004, for the following purposes:

1.

to elect the Board of Directors for the ensuing year;

2.

to appoint Deloitte & Touche, Chartered Accountants, Calgary, Alberta, as the auditors of the Corporation for the ensuing financial year and to authorize the Board of Directors to fix their remuneration; and

3.

to transact such other business as may be properly brought before the Meeting.

DATED at the City of Calgary, in the Province of Alberta, this 13th day of May, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

(signed)

George Liszicasz

President and Chief Executive Officer

IMPORTANT

It is desirable that as many shares as possible be represented at the meeting.  If you do not expect to attend and would like your shares represented, please complete the enclosed instrument of proxy and return it as soon as possible in the envelope provided for that purpose.  All proxies, to be valid, must be deposited at the office of Jersey Transfer and Trust Co., 201 Bloomfield Avenue, P.O. Box 36, Verona, New Jersey, 7044, at least forty-eight (48) excluding Saturdays, Sundays and holidays in the Province of Alberta prior to the Meeting or any adjournment thereof.

ENERGY EXPLORATION TECHNOLOGIES INC.

Suite 700

840 7th Avenue SW

Calgary, Alberta

T2P 3G2

NOTE:

Shareholders, who do not hold their shares in their own name as registered shareholders, should read "Advice to Beneficial Shareholders" within for an explanation of their rights.

MANAGEMENT PROXY STATEMENT

PURPOSE OF SOLICITATION

This Management Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors and the management of Energy Exploration Technologies Inc. (the "Corporation"), for use at the Annual General Meeting (the "Meeting") of the holders of common shares ("Common Shares") of the Corporation, as of the record date of May 13, 2004, to be held on Thursday, June 24, 2004, at the hour of 10:30 a.m. (Mountain Daylight time) or at any adjournment thereof for the purposes set out in the accompanying notice of meeting ("Notice of Meeting").  Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone, facsimile or personal interview by regular employees of the Corporation, at a nominal cost which will be borne by the Corporation. Arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Shares held of record by such persons and the Corporation may reimburse such persons for reasonable fees and disbursements incurred by them in so doing. The costs thereof will be borne by the Corporation.

VOTING OF PROXIES

All Common Shares represented at the Meeting by properly executed proxies will be voted (including the voting on any ballot), and where a choice with respect to any matter to be acted upon has been specified in the instrument of proxy, the Common Shares represented by the proxy will be voted in accordance with such specification. In the absence of any such specification, the management designees, if named as proxy, will vote in favour of the matters set out therein.

The enclosed instrument of proxy confers discretionary authority upon the management designees, or other persons named as proxy, with respect to amendments to or variations of matters identified in the Notice of Meeting and any other matters that may properly come before the Meeting. As of the date hereof, the Corporation is not aware of any amendments to, variations of or other matters that may come before the Meeting. In the event that other matters come before the Meeting, then the management designees intend to vote in accordance with the judgment of the management of the Corporation.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed Instrument of Proxy have been selected by the directors of the Corporation and have indicated their willingness to represent as proxy the shareholder who appoints them. A shareholder has the right to designate a person, (who need not be a shareholder of the Corporation) other than the management designees, Mr. George Liszicasz of Calgary, Alberta, the President, Chief Executive Officer and a director of the Corporation, and Mr. Donald Foulkes of

Calgary, Alberta, a director of the Corporation, to attend and represent him or her at the Meeting.  Such right may be exercised by inserting in the blank space provided for that purpose on the Instrument of Proxy the name of the person or persons to be designated and deleting there from the names of the management designees or by completing another proper Instrument of Proxy. Such shareholder should notify the nominee of the appointment, obtain a consent to act as proxy and should provide instructions on how the shareholder's shares are to be voted. In any case, the form of proxy should be dated and executed by the shareholder or an attorney authorized in writing, with proof of such authorization attached, where an attorney executed the proxy form and delivering same to the office of the Registrar and Transfer Agent of the Corporation, Jersey Transfer & Trust Co., 201 Bloomfield Avenue, P.O. Box 36, Verona, New Jersey, 7044 no later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays in the Province of Alberta, prior to the Meeting or any adjournment thereof.

A shareholder who has given a proxy may revoke it as to any matter upon which a vote has not already been cast pursuant to the authority conferred by the proxy. A proxy may be revoked by either executing a proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the shareholder or by his authorized attorney in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized, and by depositing the proxy bearing a later date with the registrar and transfer agent of the Corporation, Jersey Transfer & Trust Co. at any time up to and including the last business day preceding the date of the Meeting or any adjournment thereof at which the proxy is to be used or by depositing the revocation of proxy with the chairman of such Meeting on the day of the Meeting, or any adjournment thereof, or in any other matter permitted by law. In addition, a proxy may be revoked by the shareholder personally attending at the Meeting and voting his shares.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set forth in this section is of significant importance to many shareholders, as a substantial number of shareholders do not hold Common Shares in their own name.  Shareholders who hold their Common Shares through their brokers, intermediaries, trustees or other persons, or who otherwise do not hold their Common Shares in their own name (referred to in this Management Proxy Statement as "Beneficial Shareholders") should note that only proxies deposited by shareholders who appear on the records maintained by the Corporation's registrar and transfer agent as registered holders of Common Shares will be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Beneficial Shareholder by a broker, those Common Shares will, in all likelihood, not be registered in the shareholder's name.  Such Common Shares will more likely be registered under the name of the shareholder's broker or an agent of that broker and these shares can only be voted (for or against resolutions) at the direction of the Beneficial Shareholder.  Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker's clients.  Therefore, each Beneficial Shareholder should ensure that voting instructions are communicated to the appropriate person well in advance of the Meeting.

Existing regulatory policy requires brokers and other intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. The various brokers and other intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is substantially similar to the instrument of proxy provided directly to registered shareholders by the Corporation.  However, its purpose is limited to instructing the registered Shareholder (i.e., the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder.  The vast majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications.  ADP typically prepares a machine-readable voting instruction form, mails those forms to Beneficial Shareholders and asks Beneficial Shareholders to return the forms to ADP, or otherwise communicate voting instructions to ADP (by way of the Internet or telephone, for example).  ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting.  A Beneficial Shareholder who receives an ADP voting instruction form cannot use that form to vote Common Shares directly at the Meeting.  The voting instruction forms must be returned to ADP (or instructions respecting the voting of Common Shares must otherwise be communicated to ADP) well in advance of the Meeting in order to have the Common Shares voted.  If you have any questions respecting the voting of Common Shares held through a broker or other intermediary, please contact that broker or other intermediary for assistance.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his broker, a Beneficial Shareholder may attend the Meeting as proxyholder for the registered shareholder and vote the Common Shares in that capacity.  Beneficial Shareholders, who wish to attend the Meeting and indirectly vote their Common Shares as proxyholder for the registered shareholder, should enter their own names in the blank space on the form of proxy provided to them and return the same to their broker (or the broker's agent) in accordance with the instructions provided by such broker.

All references to shareholders in this Management Proxy Statement and the accompanying instrument of proxy and notice of Meeting are to registered shareholders unless specifically stated otherwise.

On December 4, 2000, the Securities and Exchange Commission adopted amendments to the proxy rules, permitting companies and intermediaries to satisfy the delivery requirements for proxy statements and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement or information statement to those shareholders unless we are otherwise advised by the shareholders. "Householding", as this is commonly known, reduces the amount of duplicate information that shareholders receive and lowers our printing and mailing costs.

If you received multiple copies of this information and, in future, wish to receive only a single copy, please forward a written request to the attention of our Corporate Secretary by either mail or fax to 840-7th Avenue SW, Suite 700, Calgary, Alberta, Canada T2P 3G2, fax (403) 264-6442.

If your household received a single copy of this information and you wish to receive multiple copies in the future, or if you would like to receive additional copies of this documentation prior to this year's annual meeting, please forward a written request to the attention of our Corporate Secretary by either mail or fax to 840-7th Avenue SW, Suite 700, Calgary, Alberta, Canada T2P 3G2, fax (403) 264-6442

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Corporation has an authorized capital consisting of an unlimited number of Common Shares, without nominal or par value, of which 19,956,959 Common Shares are issued and outstanding as at the date hereof.

Holders of Common Shares on record at the close of business on May 13, 2004 (the "Record Date") are entitled to vote such Common Shares at the Meeting on the basis of one vote for each Common Share held except to the extent that, (i) the holder transfers his or her shares after the close of business on the

Record Date, and (ii) such transferee produces properly endorsed share certificates or otherwise establishes his or her ownership of the shares and demands, not later than ten days prior to the Meeting, that his name be included in the list before the Meeting, in which case the transferee may vote those shares.

The By-laws of the Corporation provide that a quorum of shareholders is present at a meeting of shareholders if at least two individuals are present, each of whom is entitled to vote at the meeting, and who hold or represent by proxy in the aggregate not less than 25% of the total number of shares entitled to be voted at the meeting.

The following table sets forth the shareholdings of those persons or companies which, as of the record date of May 13, 2004, to the knowledge of the directors or senior officers of the Corporation, beneficially own, directly or indirectly, or exercises control or direction over more than 5% of the voting rights attached to the outstanding Common Shares of the Corporation that are entitled to vote at the Meeting ..

.

Name	Type of Ownership	Number and Percentage of Shares of Corporation Held or Controlled as at the Date Hereof
George Liszicasz	of record and beneficially	5,087,490 25.5%

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

During the fiscal year ended December 31, 2003, no director, senior officer, nominee for election as a director, nor any of their respective associates or affiliates, is, or has been at any time since the beginning of the last completed fiscal year, indebted to the Corporation or any subsidiary nor has any such person been indebted to any other entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding, provided by the Corporation or any subsidiary.

INTEREST OF MANAGEMENT AND INSIDERS IN

MATERIAL TRANSACTIONS AND MATTERS TO BE ACTED ON

The Corporation is not aware of any material interests, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or senior officer, proposed nominee for election as a director or any shareholder holding more than 10% of the voting rights attached to the Common Shares or any associate or affiliate of any of the foregoing in any proposed or ongoing transactions of the Corporation or any matters to be acted on at the Meeting.

PARTICULARS OF MATTERS TO BE ACTED UPON

To the knowledge of the Board of Directors of the Corporation, the only matters to be brought before the Meeting are those matters set forth in the accompanying Notice of Meeting.

MANAGEMENT REPORT

The Board of Directors of the Corporation has approved all of the information in the United States Securities and Exchange Commission Form 10-K Annual Report for the Fiscal Year Ended December 31, 2003 that accompanies this Management Proxy Statement, including the audited consolidated financial statements as at December 31, 2003.

ELECTION OF BOARD OF DIRECTORS

It is the intention of the management designees, if named as proxy, to vote for the election of the following six persons to the Board of Directors and to fix the Board of Directors at six (6) members for the next ensuing year. Management does not contemplate that any of such nominees will be unable to serve as directors; however, if for any reason any of the proposed nominees do not stand for election or are unable to serve as such, proxies in favour of management designees will be voted for another nominee in their discretion unless the shareholder has specified in his proxy that his shares are to be withheld from voting in the election of directors. Each director elected will hold office until the next annual meeting of shareholders or until his successor is duly elected, unless his office is earlier vacated in accordance with the By-laws of the Corporation.

The following table sets forth the name of each of the persons proposed to be nominated for election as a director, all positions and offices in the Corporation presently held by him, his municipality of residence, his principal occupation, business or employment, the period during which he has served as a director, and the number of voting Common Shares of the Corporation that he has advised are beneficially owned by him, directly or indirectly, or over which control or direction is exercised, as of the date hereof.

Name and Municipality of Residence	Principal Occupation, Business or Employment	Position or Office within Corporation	Year Became a Director	Voting Shares Beneficially Owned as at Date hereof(1)
Donald E. Foulkes Calgary, Alberta

Mr. Foulkes has been a director and the President of AltaCanada Energy Corp., an oil and gas exploration company, since September 2002. Mr. Foulkes was the Chairman of the Board of Bushmills Energy Corp, an oil and gas exploration company, from September 2001 until January 2003. Mr. Foulkes was with Causeway Energy Corporation, an oil and gas exploration and production company, from September 1995 to September 2001, where he held the position of President from 1995 until 1998 when he became the Chief Executive Officer.  From 1992 to 1995, Mr. Foulkes was the President of Highbridge Exploration Ltd. And from 1988 to 1992, he was the President of Union Pacific Resources Inc., a private oil and gas company.  Mr. Foulkes serves as a board member on our two Canadian subsidiaries, NXT Energy Canada, Inc. and NXT Aero Canada, Inc., as well; he also serves as a board member of 669677 Alberta Ltd., a private company.

		Director	2002	38.333 (0.2%)
His Highness Sheikh Al Hassan Bin Ali Bin Rashid Al Nuaimi Ajman, United Arab Emirates	His Highness is a member of the Saudi Royal Family. He is Chairman of Sea Spray Aluminum Boats "Emirates" L.L.C. which operates four factories, two in the UAE and one factory each in Iran and India.	Director	2004	75,000 (.4%)
Dennis Hunter, Santa Rosa, California

Mr. Hunter is an entrepreneur who splits his time equally between private investment activities and real estate development and management.  Since 1973, Mr. Hunter has been President and Chairman of the Board of Investment Development Management Corporation, which acquires, constructs, manages, develops and sells properties in California, Oregon and Nevada. Mr. Hunter has also been a director, since 1988, of Northbay Corporation, a private holding company in the solid waste industry with 35 companies in solid waste hauling, transfer station, portable toilets, land fill operations and real property ownership.  Mr. Hunter is also the trustee and an investment strategist for five charitable remainder trusts collectively holding over $30 million in net assets.  Mr. Hunter sits on the board of directors of our two U.S. subsidiaries, NXT Aero USA, Inc., and NXT Energy USA, Inc.

		Director	1998	412,932 (2.1%)
George Liszicasz Calgary, Alberta

Mr. Liszicasz is the inventor of the SFD technology and has been our Chairman and Chief Executive Office since inception.  Mr. Liszicasz was appointed our interim President and interim Chief Financial Officer in July 2002.  Mr. Liszicasz's primary responsibilities, as the Chief Executive Officer, interim President and interim Chief Financial Officer, are to ensure the smooth running of the day-to-day operations and to further develop our SFD technology.  Prior to founding NXT, Mr. Liszicasz was Vice President of Susa Petroleum Inc. from 1993 to 1994.  From 1987 to 1995, Mr. Liszicasz was President of Owl Industries Ltd., a developer of electronic controlling devices, where he had both engineering and business responsibilities.  Mr. Liszicasz serves as a board member of each of our four subsidiaries; NXT Energy Canada, Inc., NXT Energy USA, Inc., NXT Aero Canada, Inc., and NXT Aero USA, Inc.

		Director and Chief Executive Officer	1996	5,087,490 25.5%
Douglas J. Rowe Calgary, Alberta	Mr. Rowe has been the President, Chief Executive Officer and a director of Birch Mountain Resources Ltd., a Canadian junior mineral exploration company, since 1994. Prior to that he was Chairman and President of Brougham Geoquest, Ltd., a company engaged in mineral exploration, from 1986 to 1993, and Brougham Energy Corporation, a company engaged in oil and gas exploration and development, from 1984 to 1986. Mr. Rowe also sits on the board of directors of our two Canadian subsidiaries, NXT Aero Canada, Inc. and NXT Energy Canada, Inc.	Director	2002	38,333 (0.2%)

Robert Van Caneghan Staten Island, New York	Mr. Van Caneghan retired in 1994. He has over 25 years of experience as a market maker and specialist broker. From 1984 to 1994, he was a principal of Miceli-Van Caneghan, a specialist firm located on the AMEX floor. Mr. Van Caneghan was also a member of the American Stock Exchange Board of Governance from 1988 to 1994. Mr. Van Caneghan currently is a board member of our two U.S. subsidiaries, NXT Energy USA, Inc., and NXT Aero USA, Inc. and of the Financial Resources Federal Credit Union.	Director	2002	10,000 (0.05%)

Note:

(1)

Rule 13d-3 under the United States Securities Exchange Act defines the term, "beneficial ownership".  Under this rule, the tem includes shares over which the indicated beneficial owner exercises voting and/or investment power.  The rules also deem common shares subject to options currently exercisable or exercisable within 60 days, to be outstanding for the purposes of computing the percentage ownership of the person holding the options but do not deem such shares to be outstanding for the purposes of computing the percentage ownership of any other person.  The applicable percentage of ownership for each shareholder is based on 19,956,959 common shares outstanding as of March 31, 2004, together with applicable options.  Except as otherwise indicated, we believe the beneficial owners of the common shares have sole voting and investment power over the number of shares listed opposite their names.

None of our executive officers or directors have been involved in any bankruptcy proceedings within the last five years, been convicted in or has pending any criminal proceeding, been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or been found to have violated any federal, state or provincial securities or commodities laws.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The following represents each person who did not file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent year:

Name	Reporting Person	Form 4/# of transactions
Donald Foulkes	Director	Late/1
George Liszicasz	Chairman & Chief Executive Officer	Late/1
Douglas Rowe	Director	Late/1
Scott Schrammar	Corporate Secretary	Late/1
Robert Van Caneghan	Director	Late/1

BOARD COMMITTEES

Our board of directors has established two committees, a Compensation Committee and an Audit Committee.

Messrs. Foulkes, Hunter and Rowe constitute our Compensation Committee.  Our Compensation Committee reviews and makes recommendations with respect to the compensation of our executive officers, and also administers our various stock plans.

The Audit Committee's duties, as outlined in its charter, include recommending to our board of directors the engagement of our independent auditors, reviewing the results of the auditor's examination of our periodic financial statements, and determining the independence of those accountants.  Messrs. Foulkes and Van Caneghan are members of the Audit Committee.  The board of directors is in the process of locating a financial expert to sit on the Audit Committee.

Messrs. Foulkes and Van Caneghan are considered "independent" within the meaning of the rules of NASDAQ, the New York and American Stock Exchanges and the U.S. Securities and Exchange Commission.

The Corporation does not have an executive committee or a nominating committee. As the board is not large, the board members as a group review nominations. The board of directors is reviewing the need for a nominating committee for the future.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the board of directors reviews and recommends to the board of directors the compensation and benefits of all our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees.  None of our executive officers served as a director, executive officer or member of a compensation committee of another entity of which one of its executive officers served on our Compensation Committee.   N o interlocking relationships exist between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Compensation for our Chief Executive Officer was determined by the Compensation Committee after considering his efforts in assisting in the development of our business strategy, the salaries of executives in similar positions and our general financial condition.  The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

Board and Committee Meetings

Our board of directors was comprised of five directors for 2003, and they held seven meetings during 2003. No director attended less than 80% of the total number of those meetings.  Our board of directors also approved three additional corporate matters during 2003 through unanimous written consents.

The Compensation Committee held two meetings during 2003.  Messrs. Foulkes and Rowe attended both meetings and Mr. Hunter attended neither.

The Audit Committee held four meetings during 2003 and all members were in attendance at both meetings.

APPOINTMENT OF AUDITORS

It is the intention of the management designees, if named as proxy, to vote in favour of a resolution appointing Deloitte & Touche LLP, Chartered Accountants, as auditors for the Corporation for the next ensuing year, to hold office until the close of the next annual general meeting of Shareholders or until the firm of Deloitte & Touche LLP is removed from office or resigns as provided by the Corporation's By-laws and authorizing the Board of Directors to fix the compensation of the auditors.

 On July 9, 2002, the Corporation's Board of Directors accepted the resignation of Arthur Andersen LLP Canada as its independent auditors.  The resignation was tendered as Arthur Andersen LLP was no longer able to fulfill its responsibilities to the Corporation due to the recently completed transaction between Arthur Andersen LLP and Deloitte & Touche LLP, Canada, whereby the partners and staff of Arthur Andersen LLP joined Deloitte & Touche LLP.  Arthur Andersen LLP audited our consolidated financial statements for our two most recent fiscal years ended December 31, 2001.

The report of Arthur Andersen LLP accompanying the audit for our two most recent fiscal years ended December 31, 2001 was not qualified or modified as to audit scope or accounting principles and did not contain an adverse opinion or disclaimer of opinion.

During our two most recent fiscal years ended December 31, 2001, and also during the subsequent interim period through the date of resignation, there were (1) no disagreements between the Corporation and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; (2) no reportable events as such term is defined by paragraph (a)(1)(v) of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission ("Regulation S-K"); and (3) no matters identified by Arthur Andersen LLP involving our internal control structure or operations which was considered to be material weakness.

On July 9, 2002, the Board of Directors of the Corporation appointed Deloitte & Touche LLP as the Corporation's new independent accountants.

During our two most recent fiscal years ended December 31, 2001, and also during the subsequent interim period prior to the appointment of Deloitte & Touche LLP, the Corporation did not consult with Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion that might be rendered regarding our financial statements, nor did we consult with Deloitte & Touche LLP with respect to any accounting disagreement or any reportable event as such term is defined by paragraph (a)(1)(v) of Item 304 of Regulation S-K.

Prior to the appointment of Arthur Andersen LLP as the Corporation's independent auditor, Deloitte & Touche LLP acted as the Corporation's independent auditor for the two fiscal years ended December 31, 1999, and also during the subsequent interim period through the date of their resignation in June 2000.  The resignation was tendered in anticipation of a conflict of interest that would arise under the rules of the Securities and Exchange Commission governing the independence of auditors as the consequence of a pending marriage between a sibling of the Corporation's controller and a partner in Deloitte & Touche LLP's Calgary office.   Prior to the transaction between Arthur Andersen LLP and Deloitte & Touche LLP, both auditing firms reviewed the potential conflict of interest outlined above and concluded that under the recently amended Securities and Exchange Commission's rules governing independence of independent auditors, a conflict of interest no longer exists.

The report of Deloitte & Touche LLP accompanying the audit for our two fiscal years ended December 31, 1999 was not qualified or modified as to audit scope or accounting principles and did not contain an adverse opinion or disclaimer of opinion.

During our two years ended December 31, 1999, and also during the subsequent interim period through the date of resignation, there were (1) no disagreements between the Corporation and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; (2) no reportable events as such term is defined by paragraph (a)(1)(v) of Item 304 of Regulation S-K; and (3) no matters identified by Deloitte & Touche LLP involving our internal control structure or operations which was considered to be material weakness.

Deloitte & Touche LLP reviewed this form 8-K with respect to the aforesaid disclosure and was provided the opportunity to furnish a letter with respect thereto.  We have included this letter as an exhibit to this form 8-K.

The Corporation expects that a representative of Deloitte & Touche will be present at the Meeting and is expected to be available to respond to appropriate questions.

Audit Fees

Fees billed by Deloitte & Touche LLP were:

  $22,300 in 2003 ($800 in 2002) for the audit of the Consolidated Financial Statements included in our Annual Report on Form 10-K.

  $5,300 for the 2003 quarterly reviews ($8,600 for the 2002 quarterly reviews) of the Consolidated Financial Statements included in Form 10-Q.

Fees billed by Arthur Andersen LLP were $47,000 in 2002 for audit of the Consolidated Financial Statements included in our Annual Report on Form 10-K.

Fees billed by Arthur Andersen LLP were $4,000 in 2002 for quarterly reviews of the Consolidated Financial Statements included in Form 10-Q.

Fees billed by Deloitte & Touche LLP, were nil in 2003 ($6,100 for 2002 for reviewing S-8 filing)

Fees billed by Arthur Andersen LLP during 2002 were $8,400 for prospectus assistance and S-1 review.

Tax Fees

Fees billed by Deloitte & Touche LLP, were $106,300 for 2003 ($1,100 for 2002) for tax return preparation assistance and tax-related consultation.

Fees billed by Arthur Andersen LLP during 2002 were $1,100 for tax return preparation assistance and tax-related consultation.

All Other Fees

No other fees were billed by Deloitte & Touche LLP or Arthur Andersen LLP during 2003 or 2002.

Audit Committee Approval

Before Deloitte & Touche LLP is engaged by NXT to render audit or non-audit services, the engagement is approved by NXT's Audit Committee. All audit-related and tax services provided by Deloitte & Touche LLP after May 6, 2003 were approved by our Audit Committee.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

The Corporation has two executive officers.  The aggregate cash compensation paid to such executive officers by the Corporation for services rendered during the fiscal year ended December 31, 2003 was $112,415.

The following table shows the compensation paid over the past three years with respect to the following persons:

Our Chief Executive Officer; and
Our four other most highly compensated executive officers (if any), whose annual salary and bonus exceeded $100,000 in the aggregate.

Long Term Compensation
		Annual Compensation		Awards	Payouts
Named Executive Officer and Principal Position	Year	Salary (1)	Bonus	Other(2)	Restric- ted Stock	Securities Underlying Options & SARs	Long Term Incentive Plan	All Other Compen- sation
George Liszicasz (7) Chief Executive Officer	2003 2002 2001	$99,415 $ 83,671 $ 164,474	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---
Daniel C. Topolinsky (3) Former President and Chief Operating Officer	2003 2002 2001	$--- $ 62,187 $ 164,422	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---

James R. Ehrets (4) Former Vice President Exploration (U.S.)	2003 2002 2001	$---- $ 194,802 $ 164,346	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---
John M. Woodbury (5) Former Chief Financial Officer & General Counsel	2003 2002 2001	$--- $ 90,209 $ 144,276	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---	--- --- ---

(1)

NXT ordinarily pays salaries to our executive officers in Canadian dollars.  The amounts shown as paid in this table have been converted into United States dollars based upon the average exchange rate for the year of payment used in preparing our consolidated financial statements.

(2)

Includes, among other things, perquisites and other personal benefits, securities or property which exceed in the aggregate the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that year.

(3)

Mr. Topolinsky resigned as NXT's President and Chief Operating Officer and as a director of NXT effective April 19, 2002.

(4)

Effective March 1, 2002, Mr. Ehrets became NXT's Vice President Exploration (U.S.).  Prior to that Mr. Ehrets was NXT's Executive Vice President of Operations.  Mr. Ehrets' contract expired on October 31, 2002 and was not renewed.

(5)

Mr. Woodbury's contract expired on July 8, 2002 and was not renewed.

(6)

Common share purchase options granted to Mr. Topolinsky in connection with his appointment to that office.  As of  December 31, 2003 , Mr. Topolinsky has 270,000 outstanding options which are exercisable until April 19, 2004.

(7)

In January 2002, Mr. Liszicasz accepted a 50% reduction in his annual salary.

(8)

Common share purchase options granted to Mr. Ehrets in connection with his appointment to that office.  As   of  December 31, 2003 , Mr. Ehrets has 250,800 outstanding options which are exercisable until April 30, 2004.

Summary of Stock Options and Stock Appreciation Rights Granted To Executive Officers

During the fiscal year ended December 31, 2003, 160,000 stock options were granted to directors of the Corporation under the 2000 Directors' Plan which has reserved 400,000 common shares for issuance to selected directors. The option s were issued at the weighted average price for the ten trading days prior to the grant date. The option s vest at the rate of one third on each of the three following anniversary dates of the grant. The options expire on the earlier of the fifth anniversary of the grant or 30 days after the director ceases to be a director.

Also, during the fiscal year ended December 31, 2003, 140,000 stock options were granted to executive officers of the Corporation under the 1997 Stock Plan which has reserved 1,500,000 common shares for issuance to employees, directors and consultants. The option s were issued at the weighted average price for the ten trading days prior to the date of the grant. The option s vest at the rate of one third on each of the three following anniversary dates of the grant. The options expire on the earlier of the fifth anniversary of the grant or 30 days after the optionee ceases to be associated with the corporation .

During the fiscal year ended December 31, 2003 no directors or executive officers of the Corporation exercised any stock options.

The following table sets forth information regarding stock option grants to our officers and directors as of December 31, 2003:

Individual Grants					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted (1)	Exercise or Base Price ($/Sh)(2) (3)	Expiration Date (mm/dd/yy)	5% ($)	10% ($)
Donald Foulkes	40,000 40,000	2.2% 2.2%	0.38 0.43	08/13/07 09/08/08	4,199 4,752	9,280 10,500
Dennis Hunter	45,000 20,000 40,000	2.5% 1.1% 2.2%	2.00 0.38 0.43	02/15/06 thru 04/17/08 08/13/07 09/08/08	24,865 2,100 4,752	54,946 4,640 10,500
George Liszicasz	15,000 30,000 40,000	.8% 1.7% 2.2%	2.00 0.14 0.43	05/05/03 thru 05/20/04 03/27/08 09/08/08	8,927 1,160 4,752	19,926 2,564 10,500
Douglas Rowe	30,000 10,000 40,000	1.6% 0.6% 2.2%	0.38 0.29 0.43	08/13/07 09/20/07 09/08/08	3,150 801 4,752	6,960 1,770 10,500
Robert Van Caneghan	30,000 40,000	1.7% 2.2%	0.38 0.43	08/13/07 09/08/08	3,150 4,752	6,960 10,500
Scott Schrammar	30,000 40,000	1.7% 2.2%	0.14 0.43	03/27/08 09/08/08	1,160 4,752	2,564 10,500

(1)	Based on options exercisable to acquire a total 1,805,135 shares to executive officers, directors and employees.
(2)	The exercise price per share was equal to the fair market value of the common stock on the date of grant as determined by the board of directors.
(3)	The market price on the date of the grant of the $0.43 options was $0.60

The potential realizable value is calculated based on the assumption that the common shares appreciate at the annual rate shown, compounded annually, from the date of grant until the expiry of the term of the option.  These numbers are calculated based on U.S. Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth.  Potential realizable values are computed by:

multiplying the number of shares of common stock subject to a given option by the exercise price;

assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire term of the option; and
subtracting from that result the aggregate option exercise price.

Summary of Stock Options and Stock Appreciation Rights Exercised By Executive Officers and Year End Balances

The following table provides certain information with respect to each of our executive officers in 2003 concerning any options to purchase our common shares or stock appreciation rights they may have exercised in 2003, and the number and value of their unexercised options as of December 31, 2003:

at December 31, 2003
Named Executive Officer	Shares Acquired On Exercise	Value Realized	Options at FY-End (Exercisable/Unexercisable)	Value of In-the-Money Options at FY-End (1) (2) (Exercisable/Unexercisable)
George Liszicasz	---	---	15,000 / 70,000	$6,750 / $0
Daniel C. Topolinsky (3)	---	---	270,000 / 0	$ 121,500 / $0
James R. Ehrets (4)	---	---	250,800 / 0	$ 112,860 / $0
John M. Woodbury (5)	---	---	33,167 / 0	$ 14,925 / $0

(1)	The dollar amount shown represents the difference between the fair market value of our common shares underlying the options as of the date of exercise and the option exercise price.
(2)

The dollar value provided represents the cumulative difference in the fair market value of our common shares underlying all in-the-money options as of December 31, 200 3 and the exercise prices for those options.  Options are considered "in-the-money" if the fair market value of the underlying common shares as of the last trading day in 200 3 exceeds the exercise price of those options.  The fair market value of our common shares for purposes of this calculation is $ 2.45 , based upon the closing price for our common shares on December 31, 200 3 , the last trading day in 200 3 .

(3)

Mr. Topolinsky resigned as NXT's President and Chief Operating Officer and as a director of NXT effective April 19, 2002.  He has two years to exercise any options that had vested prior to his resignation.  All unvested options expired upon his resignation.

(4)

Effective March 1, 2002, Mr. Ehrets became NXT's Vice President Exploration (U.S.).  Prior to that Mr. Ehrets was NXT's Executive Vice President of Operations.  Mr. Ehrets' contract expired on October 31, 2002 and was not renewed.  He has two years from the vesting date to exercise any options that had vested prior to the end of his contract.  All unvested options expired at the end of his contract.

(5)

Mr. Woodbury's contract expired on July 8, 2002 and was not renewed at that time.  He has two years from the vesting date to exercise any options that had vested prior to the end of his contract.  All unvested options expired at the end of his contract.

Director Compensation

We do not currently pay any cash compensation to directors for serving on our board, but we do reimburse directors for out-of-pocket expenses for attending board and committee meetings.  Our independent directors receive stock options to purchase our common shares as compensation for their service as directors.  The terms of stock option grants made to independent directors are determined by the board of directors.  We do not provide additional compensation for committee participation or special assignments of the board of directors.

Executive officers of the Corporation, who also act as directors of the Corporation, do not receive any additional compensation for services rendered in such capacity, other than as paid by the Corporation to such executive officers in their capacity as executive officers. See "Compensation of Executive Officers".

Other Compensation

Other than as set forth herein, the Corporation did not pay any additional compensation to the executive officers or directors (including personal benefits and securities or properties paid or distributed which compensation was not offered on the same terms to all full time employees) during the last completed fiscal year.

Indemnification of Directors, Officers and Others

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company, we have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Our By-laws provide that, to the fullest extent permitted by law, we may indemnify our directors, officers and others who were or are a party to, or are threatened to be made a party to, any threatened, pending or completed action, suit or proceeding.

We do maintain directors and officers indemnity insurance.

Employment Agreement with Our Executive Officer

Mr. Liszicasz is employed as our Chief Executive Officer under a five-year employment agreement entered into on December 1, 2002, which contains the following principal compensatory provisions:

An initial base salary of CDN $21,000 per month, with an automatic increase of 5% on each anniversary date. However, Mr. Liszicasz reduced his monthly salary to CDN $10,500.
An annual bonus equal to 5% of our "net income after taxes" in the event we earn more than $5 million in net income after taxes in any year.
An annual performance bonus, as determined in the sole discretion of our board of directors.

At the conclusion of his initial term, Mr. Liszicasz's employment agreement renews automatically each year for a successive one-year term, unless we or Mr. Liszicasz elects by a written, 60-day notice not to renew; or the agreement is terminated earlier in accordance with its terms.

Mr. Liszicasz's employment agreement provides for early termination in the case of any of the following events as defined in the employment agreement:

death or disability;
a "change in control" of NXT;
termination of employment by NXT for "cause;" or
termination of employment by Mr. Liszicasz for "good reason."

Under the employment agreement a "change in control" means any of the following:

an acquisition whereby immediately after such acquisition, a person holds beneficial ownership of more than 50% of the total combined voting power of our then outstanding voting securities;

if in any period of three consecutive years after the date of the employment agreement, the then incumbent members of our board of directors cease to constitute a majority of the board for reasons other than voluntary resignation, refusal by one or more members of our board of directors to stand for election, or removal of one or more board member for good cause; or

our board of directors or shareholders approve a merger, consolidation or reorganization of NXT; the complete liquidation or dissolution of NXT; or the agreement for the sale or other disposition of all or substantially all of NXT's assets.

In general, where a termination is for death, disability, "cause" or by Mr. Liszicasz without "good reason", Mr. Liszicasz's compensation allowances and benefits will accrue only through the effective date of the termination.  However, where a termination is due to a "change in control", without "cause", or Mr. Liszicasz for "good reason", the employment agreement provides that we will pay compensation and certain allowances and benefits to Mr. Liszicasz through the end of the then applicable term.

OTHER BUSINESS

While there is no other business other than that mentioned in the Notice of Meeting to be presented for action by the shareholders at the Meeting, it is intended that the proxies hereby solicited will be exercised upon any other matters and proposals that may properly come before that Meeting or any adjournment thereof, in accordance with the discretion of the persons authorized to act thereunder.

Proposals for Consideration at Next Year's Annual Meeting of Shareholders

Shareholders may submit proposals for consideration at future shareholder meetings, including director nominations.

Nomination of Director Candidates:  You may propose common director candidates for consideration by our board of directors.  Any recommendations for common director candidates should be directed to NXT's Corporate Secretary at our executive offices in Calgary, Alberta, Canada.  In addition, our bylaws permit common shareholders to nominate directors at a shareholder meeting.  In order to make a common director nomination at a shareholder meeting, it is necessary that you notify NXT not fewer than 120 days in advance of the day specified as the mailing date in our proxy statement for the prior year's annual meeting of shareholders.  Thus, since May 24, 2004 is specified as the mailing date in this year's proxy statement, in order for any such nomination notice to be timely for next year's annual meeting, it must be received by NXT not later than January 23, 2005 (i.e., 120 days prior to May 24, 2005). In addition, the notice must meet all other requirements contained in our bylaws.

Any nomination for a common director nominee must contain the following information:

  the nominee's name, age, business address and residential address;

  the nominee's principal occupation or employment; and

  the number of shares of our common stock which the nominee beneficially owns.

No person may be elected as a common director unless he or she has been nominated by a holder of our common stock in the manner just described.

Shareholder Proposals:  In order for a shareholder proposal to be considered for inclusion in NXT's proxy statement for next year's annual meeting, we must also receive the written proposal no later than the previously noted January 23, 2005 date.  These proposals must also comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.  Similarly, in order for a shareholder proposal to be raised from the floor during next year's annual meeting, we must receive written notice by no later than May 24, 2005 and shall contain such information as required under our bylaws.

We suggest that any nominations or proposals be submitted by certified mail-return receipt requested.  NXT reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Copy of Bylaw Provisions:  You may contact NXT's Corporate Secretary at our headquarters for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating common director candidates.

GENERAL

All matters to be brought before the meeting require, for the passing of same, a simple majority of the votes cast at the Meeting by the holders of Common Shares. If a majority of the Common Shares represented at the meeting should be voted against the appointment of Deloitte & Touche LLP, Chartered Accountants, as auditors of the Corporation, the Board of Directors will appoint another firm of chartered accountants based on the recommendation of the audit committee, which appointment for any period subsequent to the Meeting shall be subject to approval by the shareholders at the Meeting.

CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

DATED at the City of Calgary, in the Province of Alberta, this 13th day of May, 2004.

(signed) "George Liszicasz"	(signed) "Scott Schrammar"
George Liszicasz Chief Executive Officer	Scott Schrammar Corporate Secretary